Exhibit 10.4

AMENDMENT

THIS AMENDMENT (“Amendment”), dated November 3, 2008, is to the ASSET PURCHASE AGREEMENT (“Agreement”) dated June 1, 2008 by and between Lux Digital Pictures, Inc (“Buyer”) and RTV Media Corp (“Seller”), and is made to modify the Agreement as follows:

(1)

The Purchase Price for the Assets, as more fully described in paragraph five (5) of the Agreement, is hereby amended and changed to a total consideration of 2,000,000 shares of Buyer’s common stock (“New Purchase Price”).

(2)

Seller hereby agrees to, immediately upon the request of Buyer, to return Buyer’s previously issued common stock certificate #3 and exchange it for a new stock certificate from Buyer representing the consideration of the New Purchase Price.

(3)	All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Buyer and Seller have executed the Amendment as of the date first above written:

BUYER:	SELLER:

Lux Digital Pictures, Inc	RTV Media Corp
Ingo Jucht, CEO	Michael Nelson,
Managing Director